FINANCIAL STATEMENT	December 31 2010, 2009 and 2008

Audited financial statements  for the years ended December 31, 2010, December 31, 2009 and December 31, 2008 including Balance Sheets, Statements of Operations, Statements of Cash Flows, Statements of Stockholders’ Equity (Deficit) , and accompanying Notes to the Financial Statements

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See accompanying notes to financial statements

2

Stan J.H. Lee, CPA

2160 North Central Rd.  Suite 203 t   Fort Lee t   NJ 07024

P.O. Box 436402  t   San Diego  t  CA 92143-9402

619-623-7799  t    Fax 619-564-3408  t  E-mail stan2u@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Parallax Diagnostics, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Parallax Diagnostics, Inc. as of December 31, 2010 , 2009 and 2008 and the related statements of operation, shareholders' equity (deficit) and cash flows for the fiscal years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  An  audit includes consideration of internal control over financial  reporting  as  a  basis  for  designing  audit  procedures  that  are appropriate  in  the  circumstances, but  not  for the purpose of expressing an opinion  on  the  effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An  audit also includes assessing the  accounting principles  used and significant estimates  made  by  management,  as  well   as evaluating the  overall  financial  statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Parallax Diagnostics, Inc. as of December 31, 2010 , 2009 and 2008, and the results of its operations and its cash flows for the years aforementioned in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As  discussed in the note to  the  financial statements, the Company has not established  any source of revenue to cover  its operating costs and losses from  operations raises substantial  doubt  about its ability  to  continue  as  a going  concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stan J.H. Lee, CPA

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Stan J.H. Lee, CPA

January 28, 2011

Fort Lee, NJ

PARALLEX DIAGNOSTICS, INC. pka ROTH KLINE, INC.
BALANCE SHEETS

- December 31 -
	2010	2009	2008
ASSETS

Current Assets	$ -	$ -	$ -
Total Current Assets	$ -	$ -	$ -

Fixed Assets	$ -	$ -	$ -
Total Fixed Assets, Net of Depreciation	$ -	$ -	$ -

Other Assets
Intangible Assets, net of amortization (Note 3)	$ 1,474,998	$ -	$ -
Total Other Assets	$ 1,474,998	$ -	$ -

TOTAL ASSETS	$ 1,474,998	$ -	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts Payable (Note 4 & Note 5)	$ 1,500,412	$ 132,412	$ 412
Accrued Payroll & Taxes	29,223
Provision for Income Taxes (Note 9)	-	-	-
Total Liabilities	$ 1,529,635	$ 132,412	$ 412

COMMITMENTS & CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY
Common stock, $0.001 par, 150M shares authorized,	$ 2,184	$ 2	$ 2
30M shares issued and outstanding (Note 8)
Additional paid in capital (Note 8)	141,991	48	48
Subscriptions receivable	(125)	-	(50)
Net Income (loss)	(66,225)	(132,050)	(412)
Retained Earnings (Deficit)	(132,462)	(412)	-
Total Stockholders' Equity	$ (54,637)	$ (132,412)	$ (412)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,474,998	$ -	$ -

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PARALLEX DIAGNOSTICS, INC. pka ROTH KLINE, INC.
STATEMENTS OF OPERATIONS

	For the 12 months ended
	- December 31 -
	2010	2009	2008
Revenue
Gross profit (loss)	$ -	$ -	$ -

General and administrative expenses	(41,223)	(132,050)	(412)

Net (loss) before depreciation, amortization,
interest expense and income taxes	$ (41,223)	$ (132,050)	$ (412)

Depreciation and Amortization (Note 3)	(25,002)	-	-
Income taxes (Note 9)	-	-	-

Net Income (loss)	$ (66,225)	$ (132,050)	$ (412)

Weighted average common shares
outstanding - basic and diluted	21,440,553	1,500	1,500

Net (loss) per common share -
basic and diluted	$ (0.0031)	$ (88.0333)	$ (0.2747)

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PARALLEX DIAGNOSTICS, INC. pka ROTH KLINE, INC.
STATEMENT OF CASH FLOWS

	For the 12 months ended
	- December 31 -
	2010	2009	2008
Cash flow from operating activities:
Net income (loss)	$ (66,225)	$ (132,050)	$ (412)
Increase (decrease) in Accounts payable	1,368,000	132,000	412
Increase (decrease) in Accrued payroll & taxes	29,223	-	-
Net cash (used in) operating activities	1,330,998	(50)	-

Cash flows from investing activities:
(Increase) decrease in intangible assets	$ (1,500,000)	$ -	$ -
Increase (decrease) in accumulated amortization	25,002	-	-
Net cash provided by investing activities	$ (1,474,998)	$ -	$ -

Cash flows from financing activities:
Issuance of capital stock for cash (Note 3)	$ 2,182	$ -	$ 2
(Increase) decrease in Subscriptions Receivable	(125)	50	(50)
Increase in Additional Paid In Capital (Note 8)	141,943	-	48
Net cash provided by financing activities	144,000	50	-

Increase (decrease) in cash	$ -	$ -	$ -

Cash - beginning of period	$ -	$ -	$ -

Cash - end of period	$ -	$ -	$ -

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PARALLEX DIAGNOSTICS, INC. pka ROTH KLINE, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
PERIOD FROM DECEMBER 30 , 2008 (INCEPTION) TO DECEMBER 31, 2010

	COMMON STOCK		PAID IN CAPITAL	SUBSCRIPT'N RECEIVABLE	NET INCOME (LOSS)	TOTAL
	SHARES	AMOUNT

Balance December 30, 2008	-	$ -	$ -	$ -	$ -	$ -

Issuance of Common Stock for Cash
@ $.001, December, 2008	1,500	$ 2	$ 49	$ (50)		$ -

Net Income (Loss)					$ (412)	$ (412)
Balance December 31, 2008	1,500	$ 2	$ 49	$ (50)	$ (412)	$ (412)

Subscriptions paid				$ 50		$ 50
Net Income (Loss)					$ (132,050)	$ (132,050)
Balance December 31, 2009	1,500	$ 2	$ 49	$ -	$ (132,462)	$ (132,412)

Surrender of Common Stock
@ $.001, December, 2010	(1,500)	$ (2)	$ 2			$ -

Issuance of Common Stock for Compensation
@ $.001, December, 2010	1,500	$ 2			$ (2)	$ -

Stock Split - 1,500 sh @ 18,544	27,816,357					$ -

Issuance of Common Stock for Compensation
@ $.001, December, 2010	125,000	$ 125		$ (125)		$ -

Conversion of note payable to shares @ $.07	2,057,143	$ 2,057	$ 141,943			$ 144,000

Net Income (Loss)					$ (66,225)	$ (66,225)
Balance December 31, 2010	30,000,000	$ 2,184	$ 141,993	$ (125)	$ (198,689)	$ (54,637)

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NOTE 1. OVERVIEW AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements reflect substantially all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and that effect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company was incorporated in the State of Delaware on December 30, 2008. On December 29, 2010, the Company originally formed and incorporated under the name, “Roth Kline, Inc.,” formally changed its name to “Parallax Diagnostics, Inc.”

These financial statements have been prepared on a going concern basis. The Company plans to raise additional capital required to meet immediate short-term needs and to meet the balance of its estimated funding requirements for the next twelve months, primarily through the private placement of its securities. The Company’s ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2. CAPITAL MANAGEMENT

The Company’s capital structure is comprised of Stockholder’s Equity and working capital.  The Company’s objectives when managing its capital structure are to maintain financial flexibility so as to preserve its ability to meet its financial obligations and to finance internally generated growth.  To manage its capital structure, the Company may adjust spending, issue new shares, issue new debt or repay existing debt.

The Company intends to increase its working capital which will be sufficient to fund the Company’s immediate operations. In order to continue the Company’s expansion over the next 12 months and complete the anticipated capital expenditure program for 2011, the Company may be required to obtain additional debt or equity financing.

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NOTE 3. INTANGIBLE ASSETS

For the purposes of these financial statements, and in accordance with Sec. 197 regulations, the intangible assets derived from the existing contractual Agreements with Montecito Bio Sciences, Ltd. (Note 4), have been capitalized.  The aggregate value of $1.5M is being amortized over a period of 180 months.

NOTE 4. ACCOUNTS PAYABLE

The Company has entered into an Agreement with Montecito Bio Sciences, Ltd. for the acquisition and assignment of certain rights to FDA 510k cleared tests in perpetuity. Said Agreement, dated September 10, 2010 includes stock compensation in the amount of 750 shares (Note 7), and cash compensation totaling $750,000. In addition, royalties will be due and payable quarterly, and calculated on the basis of Gross Revenues.

The Company has also entered into an Agreement with Montecito Bio Sciences, Ltd. for the acquisition and license of certain trademarks and patents pending in perpetuity.  Said Agreement, dated September 10, 2010 includes stock compensation in the amount of 750 shares (Note 7), and cash compensation totaling $750,000. In addition, royalties will be due and payable quarterly, and calculated on the basis of Gross Revenues.

In November, 2010, the Company entered into an Employment Agreement with Joseph Michael Redmond.  Said Agreement provides for cash compensation in the amount of $200,000 per annum for the first 12 month period.  As of December 31, 2010, the Company has accrued $26,923 in Executive compensation.

NOTE 5. NOTES PAYABLE

In October, 2010, the Company entered into a Settlement Agreement with Prominence Capital, LLC, for the purpose of resolving a financial obligation the Company incurred as a result of a Consulting Agreement entered into between the parties on January 21, 2009.  The provisions of the Settlement Agreement include a one-year convertible Promissory Note in the amount of $144,000 maturing October 5, 2011 with simple interest at 6%. At December 31, 2010, the Company converted the Note into common stock at the request of the Note Holder.

NOTE 6. COMMITMENTS AND CONTINGENCIES

The Company has entered into an Employment Agreement with Joseph Michael Redmond.  Said Agreement grants the Executive the right to purchase 1,375,000 shares of the Company’s common stock at ten cents ($.10) per share.

NOTE 7. STOCK OPTIONS

On December 21, 2010, the Company granted an Incentive Stock Option to Michael Contarino for 150,000 common stock shares at price of $.25 per share.  Said option, if not exercised, shall be terminated in 5 years.

On December 21, 2010, the Company granted an Incentive Stock Option to Roger Morris for 150,000 common stock shares at price of $.25 per share.  Said option, if not exercised, shall be terminated in 5 years.

NOTE 8. COMMON STOCK

As of December 31, 2010, the total number of authorized shares of common stock that may be issued by the Company is 150,000,000 with a par value of $0.001 per share.

In December 2008, the Company issued 1,500 shares of its common stock to a shareholder for $2 in cash.  In connection with this issuance and for accounting purposes, the Company recorded $48 to Additional Paid In Capital.

In September, 2010, 1,500 shares of common stock were surrendered to the Company’s treasury.  These 1,500 shares were subsequently issued to a stockholder, thereby satisfying certain stock compensation obligations (Note 4).

In December, 2010, the Company increased its number of authorized common stock shares from 1,500 to 150,000,000.

In December, 2010, the Company issued 18,544 shares of common stock for each share of common stock held by its shareholders, resulting in an additional issuance of 27,816,357 common stock shares.

In December, 2010, the Company issued 125,000 shares of common stock to its Chief Executive Officer for $125 as per the terms of his Employment Agreement dated November 15, 2010.

In December, 2010, the Company issued 2,057,143 shares of common stock to a shareholder in exchange for the cancellation of certain financial obligations (Note 5).

At December 31, 2010 the Company has 30,000,000 common stock shares issued and outstanding.

NOTE 9. INCOME TAXES

No provision for income taxes has been included in this financial statement.

ROTH KLINE, INC.                                                   NOTES TO FINANCIAL STATEMENT

NOTE 10. GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 11. SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred after December 31, 2010, 2010, which is the date the financial statements were available for issue, for possible disclosure or recognition in the financial statements. The Company has determined that there were no such events or transactions that warrant disclosure or recognition in the financial statements.